UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York		10504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

Item 8.01	Other Events.

On May 14, 2012, Visant Corporation’s (“Visant”) subsidiary, Jostens, Inc. (“Jostens”), announced the consolidation of certain of its memory book operations which will result in the permanent closure of manufacturing operations at Jostens’ Topeka, Kansas facility. The Topeka memory book manufacturing operations will be consolidated with Jostens’ Clarksville, Tennessee memory book operations. The consolidation will begin during summer 2012 and is expected to be substantially complete by January of 2013.

In connection with the consolidation, Visant anticipates that it will incur costs, including employee severance and termination benefits, facility closure costs, costs to relocate certain equipment and other disposal and associated costs. At the date of this filing, Visant is unable in good faith to make a determination of an estimate of the total amount or range of amounts expected to be incurred in connection with the consolidation. Visant will file one or more amendments to this Form 8-K, as necessary, after it makes a good faith determination of an estimate or range of estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: May 15, 2012	/s/ MARIE D. HLAVATY
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer